UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2009

BBC GRAPHICS OF PALM BEACH, INC.

(Exact name of registrant as specified in its charter)

Florida	333-58326	65-0924471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14809 Hampton Court, Dallas, TX 75254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  214-334-7950

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2009 BBC Graphic’s Board of Directors appointed Barry Clifton McCook to the Company’s Board of Directors.

Mr. McCook is currently the owner and President of QS, LLC, a commercial construction and real estate firm. He was also previously the founder and president of Finders Keepers Inc., an Atlanta, Georgia based retailer featuring deep discount gifts and home accessories. Prior to founding Finders Keepers, Inc., he served in senior management positions in the retail industry for 27 years, including serving as Senior Vice President of Store Operations and Real Estate for Softwarehouse /CompUSA, the Director of Store Operations for Tuesday Morning Inc., and as a District Manager for Eckerd Drug Inc.

In addition, Mr. McCook holds a BBA in Finance from the Univeristy of Texas – Arlington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBC Graphics of Palm Beach, Inc.

Date: April 29, 2009	By: /s/ Hal Compton, Sr. Hal Compton, Sr., Chairman and Chief Executive Officer